Exhibit 10.8

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), dated effective as of January 1, 2019 (the “Effective Date”), is made and entered into by and among Moving iMage Technologies, LLC, a Delaware limited liability company (“MiT”), MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Buyer”), both having their principal offices at 17760 Newhope Street, Fountain Valley, CA 92708, Caddy Products, Inc., a California corporation, having its principal offices at 73850 Dinah Shore Drive #115, Palm Desert, CA 92211 (“Seller”), and the Estate of Peter Bergin (“Shareholder”).

WHEREAS, Buyer is a wholly-owned subsidiary of MiT;

WHEREAS, the Shareholder owns all of the issued and outstanding capital stock of Seller;

WHEREAS, Seller is in the business of cup-holder, tray and concession accessory manufacturing (the “Business”); and

WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets and certain liabilities of Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, in reliance on the representations and warranties herein, and subject to the conditions set forth herein, Buyer, Seller and the Shareholder hereby agree as follows:

Article 1

TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

1.1              Transfer of Assets. Seller shall, at the Closing (as hereinafter defined), sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest, as of the Closing Date (as hereinafter defined), in and to all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, that are owned, used, or held for use by Seller and used in the Business, wherever the same may be located and whether or not recorded on the books and records of Seller, free and clear of all liens and encumbrances (collectively, the “Assets”), including without limitation the following:

(a)               all cash and cash equivalents owned by Seller;

(b)               all accounts or notes receivable held by Seller, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(c)               all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”);

(d)               The Seller’s rights under all Contracts listed on Schedule 1(d) (collectively, the “Assumed Contracts”) provided that (i) if any Contract in existence immediately before Closing was not disclosed to Buyer as of the date of this Agreement, Buyer may, at its election and sole discretion, update such Schedule 1(d) to include such Contract, and Seller shall assign and convey such Contract to Buyer for no additional consideration l (“Assigned Contracts”);

(e)               all prepaid expenses, credits, advance payments and deposits;

(f)                all customer deposits and other related prepayments;

(g)               all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property, including but not limited to the tangible person property listed on Schedule 1(g) (“Tangible Personal Property”);

(h)               all rights in, arising out of, or associated with any of the following intellectual property in any jurisdiction throughout the world, including but not limited to the intellectual property listed on Schedule 1(h) (“Intellectual Property”): (i) trademarks, service marks, brands, logos, trade dress, and trade names, (ii) copyrights and works of authorship, whether or not copyrightable; (iii) internet domain names, all associated web addresses, URLs, websites and web pages, social media accounts, pages and user names, and all content and data thereon or relating thereto; (iv) computer software, programs, operating systems, firmware and other code; and (v) all other intellectual or industrial property, trade secrets and proprietary rights;

(i)                all permits, including but not limited to the permits listed on Schedule 1(i) (“Permits”);

(j)                all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Assets;

(k)               all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Assets or the Assumed Liabilities (as hereafter defined);

(l)                originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data, sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Intellectual Property (“Books and Records”); and

(m)              all goodwill and going concern value associated with the Business, including all of Seller’s right, title and interest in and to the name “Caddy Products”.

1.2              Excluded Assets. Notwithstanding the terms of Section 1.1, the following assets (the “Excluded Assets”) shall be retained by Seller and shall not be sold, transferred or assigned to Buyer:

(a)               all Contracts that are not Assigned Contracts (the “Excluded Contracts”), including but not limited to the Excluded Contracts set forth on Schedule 1.2(a);

(b)               any owned or leased real property of Seller, including but not limited to the land and building located at 73850 Dinah Shore Drive #115, Palm Desert, CA 92211;

(c)               the organizational documents, minute books, stock books, tax returns, or other records having to do with the corporate organization of Seller;

(d)               all Employee Benefit Plans (as hereafter defined) and assets attributable thereto;

(e)               the assets specifically set forth on Schedule 1.2(e); and

(f)                all rights and privileges under this Agreement (including attorney-client privilege relating to the transactions contemplated by this Agreement).

1.3              Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following liabilities of Seller (collectively, the “Assumed Liabilities”), and no other liabilities:

(a)               all liabilities in respect of the Assigned Contracts but only to the extent that such liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing;

(b)               severance amounts due to Natalie Dawson in the amount of $36,000 and to Cecilia Lomeli in the amount of $27,840 (the “Severance Amounts”); and

(c)               the current liabilities included in working capital as set forth in Section 2.2(a).

1.4              Excluded Liabilities. Other than as specifically set forth above in Section 1.3, Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise which accrued prior to the Closing Date.

Article 2

PURCHASE PRICE

2.1              Purchase Price. The aggregate purchase price for the Assets is (the “Purchase Price”): (i) $1,700,000; minus (ii) the Severance Amounts of $63,840; plus (iii) the Working Capital Adjustment of $41,610 (for a Closing Purchase Price of $1,677,770; plus (iv) the Adjustment Payment (if any, and as hereinafter defined). Buyer will use commercially reasonable efforts to secure adequate financing to fund the transactions contemplated by this Agreement. The Purchase Price shall be payable as follows:

(a) Buyer will deliver to Seller: (i) $200,000 pursuant to a secured promissory note in substantially the form of Exhibit A-1, which Note shall be placed into escrow as described in Section 2.2(b) (the “Indemnity Promissory Note”); (ii) $300,000 (the “Adjustment Escrow Amount”) pursuant to a secured promissory note in substantially the form of Exhibit A-2, which Note shall be placed into escrow as described in Section 2.2(b) (the “Adjustment Payment Promissory Note”); (iii) $377,129 pursuant to a secured promissory note in substantially the form of Exhibit A-3 (the “Closing Promissory Note”); and (iv) $1,177,770 pursuant to a secured promissory note in substantially the form of Exhibit A-4 (the “Balance Promissory Note”). In connection with each of the Indemnity Promissory Note, Adjustment Payment Promissory Note and the Balance Promissory Note, Buyer will grant Seller a security interest in the Assets pursuant to the terms of a security agreement between Buyer and Seller, in substantially the form of Exhibit A-5 (the “Buyer Security Agreement”), and each such note will be personally guaranteed by Phillip Rafnson pursuant to a personal guaranty, in substantially the form of Exhibit A-6 (the “Personal Guaranty”). In addition, in connection with each of the Indemnity Promissory Note, Adjustment Payment Promissory Note and the Balance Promissory Note, MiT will grant Seller a security interest in its assets pursuant to a security agreement between MiT and Seller, in substantially the form of Exhibit A-7 (the “MiT Security Agreement”). Seller agrees to subordinate its security interest in the MiT Security Agreement to a senior lender who provides funds for payment of the Closing Promissory Note and working capital.

(b) At the Closing, Buyer will deliver each of the Indemnity Promissory Note and the Adjustment Payment Promissory Note to law firm of Fabyanske, Westra, Hart & Thomson, P.A., who will act as escrow agent with respect to such notes (the “Escrow Agent”).

2.2              Purchase Price Adjustments.

(a)               Working Capital Adjustment. The parties hereto agree that as of January 1, 2019, Seller had excess working capital of $41,610 (the “Working Capital Adjustment”).

(b)               Further Adjustment.

(i)                  Adjustment Payment. As described in Sections 2.1(a) herein, at the Closing, Buyer will deliver the Adjustment Payment Promissory Note to the Escrow Agent. If the aggregate gross margin of total revenues from the sale by the Buyer of those products which are part of the Seller’s current product catalogue as set forth on Schedule 4.23, or are otherwise developed or marketed under Seller’s brand name, as calculated using the same accounting methods as used by Seller in its 2015, 2016 and 2017 financial statements (the “Gross Margin”), exceeds $1,036,398 (the “Target”) for the twelve (12) month period beginning on July 1, 2019 and continuing through June 30, 2019 (the “Adjustment Period”), then Seller will be entitled to the entire Adjustment Escrow Amount. If the Gross Margin during the Adjustment Period is 85% or less of the Target (the “Floor”), then Buyer will be entitled to the entire Adjustment Escrow Amount. If the Gross Margin during the Adjustment Period is between the Target and the Floor, then the Adjustment Escrow Amount will be distributed to Seller and Buyer in accordance with the following schedule:

If Gross Margin is between	Adjustment Escrow Amount to Seller	Adjustment Escrow Amount to Buyer
$880,939 to $912,030	$50,000	$250,000
$912,031 to $943,122	$100,000	$200,000
$943,123 to $974,214	$150,000	$150,000
$974,215 to $1,005,306	$200,000	$100,000
$1,005,037 to $1,036,397	$250,000	$50,000

(ii)                 Post-Closing Operations. For the Adjustment Period, Buyer shall use its reasonable efforts to operate the Business in the usual, regular, and ordinary course consistent with Seller’s past practice, , and to separately account for the results of operations of the Business so as to allow the adjustment payments contemplated by this Section 2.2(b) (each, an “Adjustment Payment”) to be calculated following the Adjustment Period in accordance with Section 2.2(b)(iii).

(iii)                Determination of Adjustment Payments. Buyer will deliver to Seller its calculation of the Adjustment Payment on or prior to August 15, 2020 (the “Adjustment Calculation”). The determination of the Adjustment Payment will be based on the actual results with respect to the sale by the Buyer of those products which are part of the Sellers current product catalogue as set forth on Schedule 4.23, or are otherwise developed or marketed under Seller’s brand name, for the Adjustment Period.

(iv)                Procedures Applicable to Determination of the Adjustment Payments. During the forty-five (45) days following Buyer’s delivery of the Adjustment Calculation to Seller, Seller shall be entitled to review the Adjustment Calculation and any working papers, trial balances, statements of income and similar materials relating to the Adjustment Calculation. The Adjustment Calculation shall become final and binding upon Seller and Buyer on the 46th day following delivery thereof unless Seller gives written notice to Buyer of its disagreement with the Adjustment Calculation (the “Objection Notice”) prior to such date. In such event, Seller and Buyer will attempt in good faith to resolve any objections set forth in an Objection Notice within thirty (30) days after Buyer’s receipt of the Objection Notice. If Buyer and Seller cannot resolve all such objections within such thirty (30) day period, then the parties will retain a firm of independent certified public accountants mutually acceptable to Seller and Buyer (the “Accounting Firm”) to resolve all of the outstanding items in the Objection Notice and, based on the resolution of such objections, to determine the actual Adjustment Payment. The Accounting Firm will consider only those items and amounts in Buyer’s and Seller’s respective determinations of the Adjustment Calculation that are identified as being items and amounts to which Buyer and Seller have been unable to agree. In resolving any disputed item or amount, the Accounting Firm may not assign a value to any item or amount that is higher than the highest value for each item or amount claimed by either party or lower than the lowest value for such item or amount claimed by either party. The Accounting Firm’s determination of the actual Adjustment Payment will be based solely on the written submissions of Buyer and Seller (and not on any independent review by the Accounting Firm) and on the applicable definitions and provisions of this Agreement related to the disputed items and amounts. The fees, costs and expenses of the Accounting Firm will be apportioned between Buyer, on the one hand, and Seller, on the other hand, based upon the inverse proportion of the disputed amounts resolved in favor of such party (i.e., so that the party closest to the Accounting Firm valuation bears a lesser amount of such fees, costs and expenses). The parties will use their reasonable best efforts to cause the Accounting Firm to make its determination as promptly as possible and in any event within sixty (60) days after the Accounting Firm has been retained. Each of Buyer and Seller will be afforded the opportunity to present to the Accounting Firm any materials related to the determination and to discuss the determination with the Accounting Firm. The determination of the Accounting Firm will be conclusive and binding on the parties.

(v)                 Payment of Adjustment Payments. Within five (5) business days of final determination of an Adjustment Payment, Buyer and Seller shall submit a joint written instruction letter to the Escrow Agent instructing such party as to the distribution of the Adjustment Payments.

2.3              Allocation of Purchase Price. The Purchase Price shall be allocated as among the Assets as set forth on Schedule 2.3 attached hereto. The parties agree that any tax returns will be prepared and filed consistently with the agreed upon allocation. If any state or federal taxing authority challenges such allocated, the party receiving notice of such challenge will give the other party prompt notice of such challenge, and the parties will cooperate in good faith in responding to such challenge in order to preserve the effectiveness of the allocation.

Article 3

CLOSING

3.1              Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will be held remotely via electronic exchange of signature pages and documents concurrently with the execution of this Agreement, so long as all of the conditions listed in Article 8 requiring action on or before the Closing Date have been satisfied or waived, or such other time and location as the parties mutually agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date,” and the Closing shall be deemed effective as of the Effective Date.

3.2              Seller Deliveries. In addition to any other documents or instruments to be delivered by Seller on or prior to the Closing Date, Seller covenants and agrees that it will, at the Closing, deliver to Buyer:

(a) an executed copy of a Bill of Sale, in substantially the form attached hereto as Exhibit B (the “Bill of Sale”), and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested;

(b) an executed copy of an Assignment and Assumption Agreement, in substantially the form of Exhibit C (the “Assignment and Assumption Agreement”);

(c) an executed copy of each of the Buyer Security Agreement and the MiT Security Agreement;

(e) an executed copy of resolutions of the board of directors of Seller and the Shareholder authorizing the execution, delivery and performance of this Agreement;

(f) Seller’s Closing Certificate (as hereafter defined), duly executed by an authorized officer of Seller;

(g) such UCC-3 termination statements and such other documents as are necessary to effectuate a release of any liens against the Assets; and

(h) a certificate of good standing for Seller from the California Secretary of State dated within 30 days prior to the Closing Date; and

(i) such other certificates, documents and instruments as Buyer may reasonably request to consummate the transaction contemplated hereby.

3.3              Buyer Deliveries. In addition to any other documents or instruments to be delivered by Buyer on or prior to the Closing Date, Buyer covenants and agrees that it will, at or before the Closing,

(a) deliver to Seller:

(i) an executed copy of the Assignment and Assumption Agreement;

(ii) an executed copy of the Closing Promissory Note;

(iii) the executed original copy of the Balance Promissory Note;

(iv) an executed copy of each of the Buyer Security Agreement and the MiT Security Agreement;

(v) an executed copy of the Personal Guaranty;

(vi) an executed copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement;

(vii) Buyer’s Closing Certificate (as hereafter defined); and

(viii) such other certificates, documents and instruments as Seller may reasonably request to consummate the transaction contemplated hereby.

(b) deliver to the Escrow Agent executed original copies of the Indemnity Promissory Note and the Adjustment Payment Promissory Note.

3.4              MiT Deliveries. In addition to any other documents or instruments to be delivered by MiT on or prior to the Closing Date, MiT covenants and agrees that it will, at or before the Closing, deliver to Seller an executed copy of the MiT Security Agreement.

Article 4

REPRESENTATIONS AND WARRANTIES

OF SELLER

To induce Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as follows:

4.1              Organization. (a) Seller is a corporation validly existing and in good standing under the laws of the State of California with the corporate power and authority to conduct the Business as presently conducted and to own and lease its properties and assets (including the Assets). Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions where such qualification is required. (b) Seller has delivered or made available to Buyer: (i) a true and correct copy of the Certificate of Incorporation and Bylaws of Seller (collectively, the “Seller Charter Documents”) , and each such instrument is in full force and effect. Seller is not in violation of any of the provisions of the Seller Charter Documents.

4.2              Power and Authority. Seller has full corporate power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller in connection with the transactions contemplated hereby shall be, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

4.3              Ownership of Seller. The authorized capital stock of Seller consists of: 100,000 shares of common stock. At the close of business on the date hereof: 1,250 shares of Seller common stock were issued and outstanding. The Shareholder owns all of the issued and outstanding capital stock of Seller. No shares of Seller Capital Stock are owned or held by Seller. All of the outstanding shares of capital stock of Seller are, and all shares of capital stock of Seller which may be issued before Closing will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. There are no options, warrants or rights to purchase shares of Seller Capital Stock outstanding.

4.4              Subsidiaries. Seller has no wholly or partially-owned subsidiary companies or other entities.

4.5              No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will (i) violate or conflict with any federal, state or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Seller or the Assets, (ii) violate or conflict with any provision of the Seller Charter Documents or other governing or organizational instrument of Seller or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Seller’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Assets.

4.6              Contract Consents. Except as set forth on Schedule 4.6 (the “Required Consents”), no approval, authorization, consent, permission, or waiver from, or notice, filing, or recording with, any person is necessary for (i) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby by Seller or the consummation by Seller of the transactions contemplated hereby; or (ii) the transfer and assignment to Buyer at Closing of the Assets.

4.7              Financial Statements. The Statement of Assets, Liabilities & Equity – Tax Basis as of December 31, 2017 and September 30, 2018 and the Statement of Income & Expenses – Tax Basis of Seller for the twelve (12) month and nine (9) month periods, respectively, then ended (collectively the “Financial Statements,” the Statement of Assets, Liabilities & Equity – Tax Basis as of September 30, 2018 and the Statement of Income & Expenses – Tax Basis for the nine (9) month period then ended are referred to as the “Latest Financial Statements”), have been provided to Buyer and are attached as Schedule 4.7. The Financial Statements were prepared in accordance with income tax basis of accounting (OCBOA) principles consistent with the principles and procedures employed in prior periods by Seller and fairly present the results of operation and the financial position of Seller as of the dates thereof and the periods then ended in all material respects.

4.8              Title to and Condition of Assets.

(a)               Seller has title to the Assets free and clear of all liens, claims or encumbrances, other than Permitted Encumbrances. Buyer at Closing will obtain title to all of the Assets, free and clear of all liens, claims or encumbrances, other than Permitted Encumbrances. All Tangible Personal Property are in good operating condition, ordinary wear and tear excepted. As used herein, “Permitted Encumbrances” means the following encumbrances: (i) statutory liens for taxes not yet due and payable; and (ii) encumbrances that will be and are released and, as appropriate, removed of record, at or prior to the Closing Date.

(b)               All Accounts Receivable of Seller arose in the ordinary course of business and are proper and valid Accounts Receivable, and, to Seller’s knowledge, can be collected by Seller in full (without any counterclaim or setoff), subject to the reserves reflected on the Latest Financial Statements. There are no refunds, discounts, rights of setoff or assignments affecting any such Accounts Receivable.

4.9              Inventory. Except as set forth on Schedule 4.9, all Inventory is of usable quality and includes no material amount of obsolete or discontinued items or items that cannot be used in the ordinary course of business. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

4.10            Contracts.

(a)               The Contracts listed on Schedule 4.10 constitute

i.                   any employment or consulting Contract with any executive officer or other employee of Seller, other than those that are terminable by Seller on no more than thirty (30) days’ notice without liability or financial obligation by Seller and which contain no “change in control” or similar provisions;

ii.                  any Contract containing any covenant (A) limiting in any respect the right of Seller to engage in any line of business or compete with any Person in any material line of business, (B) granting any exclusive rights, (C) agreeing to purchase a minimum amount of goods or services in excess of $10,000 in the aggregate in any consecutive twelve (12) month period, (D) agreeing to purchase goods or services exclusively from a certain party or (E) requiring Seller to give “most favored nation” pricing to any customers, potential customers or any class of customers or to provide exclusive or “most favored nation” access to any product features, excluding standard customizations, to any customers, potential customers or any class of customers (it being understood that agreements to provide updates, enhancements or new versions as they become available shall not be considered “most favored nation” access, nor shall agreements to provide alpha, beta or other similar restricted release versions of products);

iii.                 any dealer, distributor, joint marketing, partnership, development, reseller or similar agreement (including such agreements under which the other party has the right to manufacture or reproduce Seller’s products) under which Seller has continuing obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less;

iv.                any agreement pursuant to which Seller has continuing obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Seller and which may not be terminated without penalty upon notice of ninety (90) days or less;

v.                 any Contract containing any support, maintenance or service obligation on the part of Seller;

vi.                any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit in a principal amount in excess of $25,000 that is outstanding or may be incurred on the terms thereof, other than accounts receivables and payables in the ordinary course of business;

vii.               any other individual agreement, contract or commitment that involves future expenditures or obligations by or of Seller in excess of $25,000 in the aggregate during any consecutive twelve month period;

viii.              any Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment;

ix.                 Contracts for the purchase, license, lease and/or maintenance of software under which Seller is the purchaser, licensee, lessee or user and other material supplier Contracts;

x.                  any Contracts under which any rights in and/or ownership of any software product, technology or other Seller Intellectual Property, or any prior version thereof, or any part of the customer base, business or assets of Seller are licensed, modified, transferred, acquired, or developed;

xi.                 any Contract or other arrangement with an Affiliate, other than (A) advance or reimbursement for travel and entertainment expenses, (B) any standard form of invention assignment and confidentiality agreement, (C) employee benefits generally available to Employees of Seller (including stock options), and (D) “at will” employment offer letters; and

xii.                all other Contracts that are material to the Assets or the operation of the Business and not previously disclosed pursuant to Schedule 4.10.

(b)               Seller has made available to Buyer true, complete, and correct copies of each such Contract.

(c)               To Seller’s Knowledge, no Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Seller under any such Contract or any other term or provision of any such Contract.

(d)               All such contracts are valid, binding and enforceable against Seller and, to the knowledge of Seller, against each other party thereto in accordance with their terms and are in full force and effect. There are no existing defaults by Seller or, to the knowledge of Seller, by any other party thereto under any such Contracts.

4.11            Real Estate.

(a)               Seller does not own any real property. Schedule 4.11 contains the legal address of each parcel of real property leased by Seller (the “Leased Real Property”). The Leased Real Property comprises all of the real property used in or otherwise related to the Business and is suitable for the purposes for which it is presently used. Set forth on Schedule 4.11 is a list of each lease (whether written or oral) pursuant to which Seller leases the Leased Real Property (the “Real Property Lease”). Seller has provided to Buyer a true, correct and complete copy of each Real Property Lease.

(b)               To Seller’s knowledge, the Leased Real Property, buildings, structures, facilities, fixtures and other improvements comply in all material respects with all applicable covenants, conditions and restrictions governing and regulating the use of such property.

(c)               To Seller’s knowledge, there are no Permits, licenses or consents required by any government entity in connection with the use and occupancy of the Leased Real Property.

4.12            Undisclosed Liabilities. Except as set forth on Schedule 4.12, there are no liabilities or obligations (whether absolute, accrued, contingent or unliquidated, whether due or to become due, whether known or unknown, and regardless of when asserted) of Seller, other than (i) any liabilities which did not have or would not have had, individually or in the aggregate, a material adverse effect on Seller, (ii) liabilities and obligations that are accrued and reserved against in the Latest Financial Statements or (ii) liabilities and obligations that have arisen or been incurred in the ordinary course of business since the date of the Latest Financial Statements (none of which arises out of a breach of contract, tort, or violation of any statute, regulation or ordinance).

4.13            Litigation. Except as set forth on Schedule 4.13, there are no claims, actions, suits, proceedings, inquiries, hearings, arbitrations, administrative proceedings or investigations (collectively, “Litigation”) pending, or, to the best of Seller’s knowledge, threatened against Seller affecting, involving or relating to any of the Assets of the Business. Or that seek to restrain, enjoin or prevent the consummation of the transactions referenced herein.

4.14            Court Orders, Decrees, and Laws. There is no outstanding or, to the best of Seller’s knowledge, threatened order, writ, injunction or decree of any court, governmental agency, or arbitration tribunal against Seller. Seller is not in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree, and Seller has received no notices of any allegation of any such violation.

4.15            Compliance with Laws; Permits.

(a)               Seller has complied, and is now complying, with all laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Assets.

(b)               All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Assets have been obtained by Seller and are valid and in full force and effect. Schedule 4.15(b) lists all current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Assets. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permit set forth on Schedule 4.15(b).

4.16            Environmental Matters.

(a)               Seller is and has been in compliance in all material respects with all applicable government regulations relating to environmental matters, including, but not limited to, matters related to air pollution, water pollution, noise control, on site or off site hazardous substance handling, storage, discharge, transportation and disposal and no notice of violation of any government regulations have been received by Seller.

(b) No hazardous, dangerous or toxic materials have been illegally generated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored or released on, under or about any part of the property in which Seller currently does business or has done business.

4.17            Taxes.

(a)               Seller has filed in a timely manner (taking into account all extensions of due dates) all federal, state, county, municipal and other tax returns, reports and declarations of all taxes which are required to have been filed including federal and state income tax returns, withholding tax returns, and sales and use tax returns. Seller has paid all taxes required to be paid in respect of the periods covered by such returns and all other taxes imposed by law upon Seller or any of its properties or assets.

(b)               Seller has not received any notice of deficiency or assessment of additional taxes which is outstanding as of the date hereof, and Seller has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax.

(c)               Seller has withheld all required amounts from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal and state laws; all required federal, state, local and other returns with respect to income tax withholding, social security and unemployment taxes have been filed by Seller for all periods for which returns were due; and the amounts shown on such returns to be due and payable have been paid in full.

(d)               For purposes of this Agreement the term “tax” shall be understood to include any tax or similar governmental charge, impost, levy or special assessment (including income taxes, property taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, payroll taxes, special assessments, minimum taxes or windfall profit taxes, together with any related liabilities, penalties, fines, charges, additions to tax or interest) imposed by the United States or any state, county, local or other government or subdivision or agency thereof.

4.18            Employees and Labor Relations. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of Seller for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Seller with respect to any compensation, commissions, bonuses or fees. Seller is and has been in compliance with all applicable laws pertaining to employment and employment practices to the extent they relate to employees, consultants and independent contractors of the Business, including all laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. There exists no collective bargaining agreement involving Seller or its employees. No work stoppage or other labor dispute in respect of Seller is pending or, to the best of Seller’s knowledge, threatened.

4.19            Employee Benefits. Seller provides the employee benefits to its employees listed on Schedule 4.19. Seller is in compliance with the applicable provisions of ERISA and all other statutes, orders or governmental rules and regulations with respect to both the ERISA Plans and the Non-ERISA Arrangements. There are no actions, suits or claims pending or, to Seller’s knowledge threatened against the ERISA Plans or the Non-ERISA Arrangements. The execution of this Agreement and the consummation of the transactions referenced herein will not constitute an event under the ERISA Plans or the Non-ERISA Arrangements that will or may result in any payment (including any bonus or deferred compensation), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. Seller has not engaged in any transaction involving the ERISA Plans which is a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption does not exist or has been granted.

4.20            Intellectual Property.

(a)               Seller owns or has a valid right to use or license all Intellectual Property that it uses in the conduct of the Business. Each item of Intellectual Property owned or used by Seller will be owned or available for use by Buyer on the same terms and conditions immediately after the Closing. Seller has taken all action necessary and desirable to maintain and protect each item of Intellectual Property that it owns or uses.

(b)               Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other person, and Seller has not received any charge, complaint, claim, demand or notice alleging any of the foregoing. To Seller’s knowledge, no person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

4.21            Insurance Policies. Schedule 4.21 lists all of Seller’s insurance policies in force as of the date hereof, naming Seller as an insured or beneficiary or as a loss-payee or for which Seller has paid or is obligated to pay all or part of the premiums. Seller has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto; and Seller is in compliance with all conditions contained therein. There are no pending claims against such insurance by Seller as to which insurers have denied liability or are defending under any reservation of rights.

4.22            Customers and Suppliers. Schedule 4.22 contains a list of the ten largest customers and the ten largest suppliers of Seller for the fiscal year ended December 31, 2017 and the nine (9) month period ended September 30, 2018. With respect to the customers and suppliers so listed: (i) all such customers and suppliers continue to be customers and suppliers of Seller, (ii) no such customer or supplier has given Seller any notice terminating or modifying the pricing terms or any other material terms of any existing agreement between Seller and such customer or supplier or threatening to take any such actions, and (iii) to Seller’s knowledge, no customer or supplier intends to cease doing business with Seller.

4.23            Products. The current product catalogue of Seller is attached as Schedule 4.23.

4.24            Certain Payments. Prior to the Closing, (a) no director, manager or officer of Seller or (b) to Seller’s knowledge, any agent or employee of Seller or any other person associated with or acting for or on behalf of Seller has, directly or indirectly, in violation of any law (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of Seller, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

4.25            Broker’s or Finder’s Fees. Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or entity which will result in the obligation of Buyer or Seller to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

4.26            Reliance The foregoing representations and warranties are made by Seller with the knowledge and expectation that Buyer is placing reliance thereon.

Article 5

REPRESENTATIONS AND WARRANTIES OF BUYER AND MIT

Buyer and MiT hereby jointly and severally represent and warrant to Seller as follows:

5.1              Organization and Power. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

5.2              Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and MiT and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and MiT and constitutes the valid and binding obligation of Buyer and MiT, enforceable in accordance with its terms.

5.3              No Breach. The execution, delivery and performance of this Agreement by Buyer and MiT and the consummation by Buyer and MiT of the transactions contemplated hereby will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration of any lien upon any assets of Buyer or MiT or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Formation or Operating Agreement of either Buyer or MiT or any material indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Buyer or MiT is bound or affected, or any governmental law, rule or regulation to which Buyer or MiT is subject.

5.4              No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any person, corporation or other entity, public or private, is required to be made or received by Buyer or MiT in connection with the execution and delivery of this Agreement or the consummation by Buyer or MiT of this transaction.

5.5              Broker’s or Finder’s Fees. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any person or entity which will result in the obligation of either Buyer or Seller to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

Article 6

covenants

6.1              Conduct of Business Prior to the Closing.

(i) From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:

(a)               preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Assets;

(b)               pay the debts, taxes and other obligations of the Business when due;

(c)               continue to collect Accounts Receivable in a manner consistent with past practice, without discounting such Accounts Receivable;

(d)               maintain the properties and assets included in the Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(e)               continue in full force and effect without modification all insurance policies, except as required by applicable law;

(f)               defend and protect the properties and assets included in the Assets from infringement or usurpation;

(g)               perform all of its obligations under all Assigned Contracts;

(h)               maintain the Books and Records in accordance with past practice; and

(i)                comply in all material respects with all laws applicable to the conduct of the Business or the ownership and use of the Assets.

(j)                    (ii) Required Consent. In addition, without limiting the generality of Section 6.1(i), except as permitted or contemplated by the terms of this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, Seller shall not, directly or indirectly, do any of the following:

(i)                  Cause, permit or propose any amendments to Seller Charter Documents;

(ii)                 Adopt a plan of complete or partial liquidation or dissolution;

(iii)                Acquire or agree to acquire by merging or consolidating with, or by purchasing any material equity or voting interest in or a material portion of the assets of, or by any other manner, any business or any person or entity or division thereof, or otherwise acquire or agree to acquire any assets that are material to its business;

(iv)                Sell, lease, license, encumber or otherwise dispose of any properties or assets except (A) the sale, lease or disposition (other than through licensing) of property or assets which are not, individually or in the aggregate, material to its business or (B) the sale, licensing and distribution of its current planned products and services in the ordinary course of business;

(v)                 Make any loans, advances or capital contributions to, or investments in, any other person or entity, other than employee advances for travel and entertainment expenses made in the ordinary course of business;

(vi)                Except as required by GAAP as concurred with by its independent auditors, make any material change in its methods or principles of accounting since the date of Latest Financial Statements;

(vii)               Make any tax election or accounting method change that is reasonably likely to adversely affect its tax liability or tax attributes of or settle or compromise any income tax liability or consent to any extension or waiver of any limitation period with respect to taxes;

(viii)              Revalue any of its assets other than in the ordinary course of business;

(ix)                Commence or enter into any settlement of litigation other than the settlements involving the payment of money only in an amount not in excess of $25,000 individually for any one settlement or $100,000 in the aggregate for all such settlements, other than in connection with this Agreement and the transactions contemplated hereby;

(x)                 Enter into or renew any Contracts containing, or otherwise subject Buyer to, any non-competition, exclusivity or other material restrictions on it or Buyer, or any of their respective businesses, following the Closing;

(xi)                Enter into any agreement or commitment the effect of which would be to grant to a third party following the transactions contemplated hereby any actual or potential right of license to any Intellectual Property owned by Buyer;

(xii)               Modify, amend or terminate any Contract currently in effect, or waive, release or assign any material rights or claims thereunder, except in the ordinary course consistent with past practice;

(xiii)              Agree to take any of the actions described in (i) through (xii) above.

6.2              Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyer and its representatives full and free access to and the right to inspect all of the real property, properties, assets, premises, Books and Records, contracts and other documents and data related to the Business; (b) furnish Buyer and its representatives with such financial, operating and other data and information related to the Business as Buyer or any of its representatives may reasonably request; and (c) instruct the representatives of Seller to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Seller.

6.3               Notice of Certain Events. From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:

(a)               any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.2 to be satisfied;

(b)               any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(c)               any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement; and

(d)               any actions commenced or, to Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting the Business, the Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or that relates to the consummation of the transactions contemplated by this Agreement.

6.4              Confidentiality. From and after the Closing, Seller shall, and shall cause its affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its affiliates or their respective representatives; or (b) is lawfully acquired by Seller, any of its affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

6.5              Non-Competition; Non-Solicitation.

(a)               For a period of five (5) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its affiliates to, directly or indirectly, (i) engage in or assist others in engaging in a business similar to the Business (“Restricted Business”) in North America (the “Territory”); (ii) have an interest in any entity that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Seller and any person or entity that becomes a client or customer of the Business after the Closing), or any other person or entity who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, (Seller may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange if Seller is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 5% or more of any class of securities of such entity.

(b)               During the Restricted Period, Seller shall not, and shall not permit any of its affiliates to, directly or indirectly, hire or solicit any person who is offered employment by Buyer or is or was employed in the Business during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

(c)               Seller acknowledges that a breach or threatened breach of this Section 6.5 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)               Seller acknowledges that the restrictions contained in this Section 6.5 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.5 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.5 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

6.6              Required Consents. Seller shall use commercially reasonable efforts (and Buyer shall cooperate reasonably with such efforts of Seller) to obtain, as soon as possible and at its expense, all Required Consents.

6.7              Employment Matters.

(a)               Except as to the Severance Amounts, Seller shall pay (i) to all of its employees all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions profit sharing, vacation, sick pay and other compensation or benefits to which they are entitled for periods prior to Closing; and (ii) any “success fees,” bonuses, severance payments, change-of-control payments, retention payments, “stay around” payments or similar amounts payable to any employee, officer, manager, director, consultant or other service provider of Seller arising from pre-Closing obligations of Seller which are triggered by the closing of the transactions contemplated hereby and all payroll and employment taxes, social insurance contributions and other similar costs and expenses that are payable in relation to the payment of any of the foregoing to such persons.

(b)               Buyer may offer employment to certain employees of Seller at Closing, although it shall be under no obligation to do so, subject to Buyer’s customary employment screening procedures and pursuant to Buyer’s customary terms and conditions of employment.

(c)               Seller shall be responsible for maintenance and distribution of benefits accrued under the ERISA Plans. Buyer assumes neither any liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any ERISA Plans, nor any other liability under or with respect to the ERISA Plans. Seller shall ensure that all ERISA Plans that are subject to COBRA are in compliance with COBRA in all respects as of the Closing Date.

(d)               (i) all claims and obligations under, pursuant to or in connection with any ERISA Plan or arising under any legal requirement affecting any of the employees incurred before Closing, or resulting or arising from events or occurrences occurring or commencing prior to Closing, shall remain the responsibility of Seller, whether or not such employees are hired by Buyer after Closing and (ii) Buyer shall have and assume no obligation or liability under or in connection with any ERISA Plans and shall assume no obligation with respect to any preexisting condition of any employee who is hired as an employee of Buyer.

6.8              Employment Offers. Prior to the Closing, Buyer shall offer employment to the current employees of Seller listed on Schedule 6.8. Such offers of employment shall be conditioned upon each such employee’s successful completion of the pre-employment screening required of all of Buyer’s employees. To the extent that any employee who is offered employment by Buyer or one of its affiliates is a party to any Contract that would in act way restrict such Employee’s ability to work for Buyer or one of its affiliates, Seller agrees to release the employee from such Contract.

6.9              Name Change. Seller shall, no later than five (5) days following the Closing Date, secure the filing of Articles of Amendment to the Seller’s Articles of Incorporation changing Seller’s name to a name substantially dissimilar to “Caddy Products”. If Seller fails to change the Seller’s name as required in the prior sentence, then the Buyer may, in addition to exercising all other rights and remedies available in law, equity or otherwise, take all actions to change the Seller’s name.

6.10            Public Announcements. Seller shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior consent of Buyer.

6.11            Receivables. From and after the Closing, if Seller receives or collects any funds relating to any Accounts Receivable or any other, Seller shall remit such funds to Buyer within five (5) business days after its receipt thereof. From and after the Closing, if Buyer receives or collects any funds relating to any Excluded Asset, Buyer shall remit any such funds to Seller within five (5) business days after its receipt thereof.

6.12            Books and Records. Buyer and Seller agree that so long as any books, records and files retained by Seller relating to the business of Seller, or the books, records and files delivered to the control of Buyer pursuant to this Agreement to the extent they relate to the operations of Seller prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Buyer and Seller shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first offering in writing to deliver them to the other.

6.13            Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Article 7

indemnification

7.1              Survival. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, neither Buyer, MiT nor Seller shall not be entitled to recover for any Losses (as hereinafter defined) pursuant to this Article 7 unless written notice of a claim thereof is delivered to the other party prior to the Applicable Limitation Date (as hereinafter defined). For purposes of this Agreement, the term “Applicable Limitation Date” shall mean twelve (12) months following the Closing Date; provided, however, that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Sections 4.17, 4.18 and 4.20, the Applicable Limitation Date shall be the 90th day after expiration of the statute of limitations applicable to the statute, regulation or other authority which gave rise to such Loss, and (ii) with respect to any Loss arising from or related to a fraud or breach of the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.25, 5.1, 5.2, 5.3 and 5.5 there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever). “Losses” means any losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that Losses shall not include punitive damages, except to the extent actually awarded to a governmental authority or other third party.

7.2              Indemnification.

(a)               Subject to the provisions of Section 7.2(c), Seller shall indemnify Buyer and hold Buyer harmless from and against and pay on behalf of or reimburse Buyer in respect of the entirety of any Losses, on a dollar for dollar basis, Buyer may suffer, sustain or become subject to, through and after the date of the claim for indemnification resulting from, arising out of or caused by any of the following:

(i)                 the breach of any representation or warranty made by Seller contained in this Agreement;

(ii)                the breach of any covenant made by Seller contained in this Agreement;

(iii)               the ownership or operation of the Business or the use of the Assets prior to the Closing Date;

(iv)               any legal proceeding against Buyer by any person or entity arising out of or caused by, directly or indirectly, any act or omission of Seller, or any of its stockholders, directors, officers, employees, agents or representatives, occurring at any time on or before the Closing Date;

(v)               any Tax liability or asserted tax liability of Seller;

(vi)              any fraudulent transfer or bulk sales law or act;

(vii)             any liability to current or former employees or consultants of Seller anywhere in the world;

(viii)            the Excluded Assets and the Excluded Liabilities; or

(ix)               any failure to obtain any legally required consent or approval relating to the transfer of the Assets.

(b)               Buyer and MiT shall jointly and severally indemnify Seller and hold Seller harmless from and against and pay on behalf of or reimburse Seller in respect of the entirety of any Losses, on a dollar for dollar basis, Seller may suffer, sustain or become subject to, through and after the date of the claim for indemnification resulting from, arising out of or caused by any of the following:

(i)                 the breach of any representation or warranty made by Buyer or MiT contained in this Agreement;

(ii)              the breach of any covenant made by Buyer or MiT contained in this Agreement; or

(iii)             matters arising solely after the Closing Date regarding the Assumed Liabilities.

(c)        The indemnification obligations provided for in Section 7.2(a) above are subject to the following limitations:

(i)               Seller will be liable to Buyer with respect to claims referred to in Section 7.2(a) only if Buyer gives Seller written notice thereof prior to the Applicable Limitation Date in good faith and with reasonable specificity (to the extent known);

(ii)              Seller will have no obligation to indemnify Buyer from claims pursuant to Section 7.2(a) until the total amount of all such Losses exceeds $20,000 in the aggregate (at which point Seller shall be required to pay or be liable for all such Losses from the first dollar (the “Basket”). The aggregate amount of all payments made by Seller in satisfaction of all claims for indemnification pursuant to Section 7.2(a) shall not exceed $200,000 (the “Cap”). Notwithstanding the foregoing, the limitations set forth in this Section 7.2(c)(ii) shall not apply to Losses based upon, arising out of, or with respect to with respect to (A) breaches of representations or warranties contained in Sections 4.1, 4.2, 4.3, 4.16, 4.17, 4.19 and 4.25, (B) any breach by Seller of any of its representations, warranties, and covenants contained in the Non-Compete Agreement to which it is a party or (C) fraud, willful breach, or intentional misrepresentation or omission by Seller. No information or knowledge obtained by Buyer not contained in this Agreement will affect or be deemed to modify any representation or warranty in this Agreement, any right of Buyer to indemnification with respect to such matter under this Article 7, or the conditions to the obligations of Buyer to consummate the transactions referenced herein.

(d)       If either party seeks indemnification under this Article 7 (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, specifically describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article 7, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto (provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of his obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party) and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party’s claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided, however, that the Indemnifying Party shall not have the right to assume control of such defense, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party’s reputation or future business prospects, (iv) seeks recourse which could reasonably be expected to adversely and materially affect the ongoing business or operations (including customer, supplier or employee relationships) of Buyer or (v) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

(e)       All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

(f)        Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 7, the Indemnifying Party shall satisfy its obligations within 15 days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to 5%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. Notwithstanding the forgoing, any payment that Seller is obligated to make to Buyer pursuant to this Article 7 shall first be offset against the Indemnity Promissory Note by the amount of such payment by the Escrow Agent within five (5) business days after the date notice of any sums due and owing is given to Seller (with a copy to the Escrow Agent) by Buyer, to the extent Seller does not deliver a written objection to Buyer (with a copy to the Escrow Agent), which offset shall accordingly and automatically reduce the principal amount of the Indemnity Promissory Note.

7.3           Exclusive Remedies. Subject to Section 6.5, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 7. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Article 7. Nothing in this Section 7.3 shall limit any party’s right to seek and obtain any equitable relief to which such party shall be entitled pursuant to Section 6.5 or to seek any remedy on account of any intentional fraud by any party hereto.

Article 8
CONDITIONS TO CLOSING

8.1           Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)       No governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions.

(b)       This Agreement shall not have been terminated pursuant to Article 9.

8.2           Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)        The representations and warranties of Seller and Shareholder contained in this Agreement, and any other agreements or instruments to be delivered to Buyer in connection with this Agreement, shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), without giving effect to any materiality or similar qualifiers contained in any such representation or warranty.

(b)       Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement, and any other agreements or instruments to be delivered to Buyer in connection with this Agreement, to be performed or complied with by it prior to or on the Closing Date.

(c)       Satisfactory completion of Buyer’s due diligence.

(d)       All Required Consents shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(e)       From the date of this Agreement through the Closing Date, there shall not have occurred any material adverse effect with respect to the Business or the Assets, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a material adverse effect.

(f)        Seller and Shareholder shall have delivered to Buyer duly executed counterparts to the agreements and such other documents and deliveries set forth in Section 3.2.

(g)       Buyer shall have received a certificate, dated the Closing Date and signed by an authorized officer of Seller, that each of the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

8.3           Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)       The representations and warranties of Buyer and MiT contained in this Agreement, and any other agreements or instruments to be delivered to Seller in connection with this Agreement, shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).

(b)       Buyer and MiT shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement, and any other agreements or instruments to be delivered to Seller in connection with this Agreement, to be performed or complied with by it prior to or on the Closing Date.

(c)       Buyer and MiT shall have delivered to Seller duly executed counterparts to the agreements and such other documents and deliveries set forth in Section 3.3(a).

(d)       Buyer shall have delivered to the Escrow Agent the deliveries set forth in Section 3.3(b).

(e)       Seller shall have received a certificate, dated the Closing Date and signed by duly authorized officer of Buyer, that each of the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(e)           If necessary, Seller shall have obtained the formal written approval of that Probate Court having jurisdiction over the Shareholder to the transactions contemplated by this Agreement.

Article 9
TERMINATION

9.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by the mutual written consent of Seller and Buyer;

(b)       by Buyer by written notice to Seller if:

(i)               Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 8 and such breach, inaccuracy or failure cannot be cured by Seller by July 31, 2019 (the “Drop Dead Date”) or, if capable of being cured, has not been cured within ten (10) calendar days after the receipt of such written notice from Buyer; or

(ii)              The Closing shall not have occurred by the Drop Dead Date, unless such failure shall be due to (x) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or (y) the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing, in each case of clauses (x) or (y), which would give rise to the failure of any of the conditions specified in Article 8.

(c)       by Seller by written notice to Buyer if:

(i)               Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 8 and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date or, if capable of being cured, has not been cured within thirty (30) calendar days after the receipt of such written notice from Seller; or

(ii)              Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 8 and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date or, if capable of being cured, has not been cured within thirty (30) calendar days after the receipt of such written notice from Seller.

(d)       by Seller or Buyer in the event that:

(i)               there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)              any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement, and such governmental order shall have become final and non-appealable.

9.2           Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)       as set forth in this Article 9 and Article 10 hereof; and

(b)       that nothing herein shall relieve any party hereto from liability for any willful and intentional material breach of any provision hereof.

Article 10
miscellaneous

10.1         Expenses. Seller and Buyer will pay all of their own expenses (including attorneys’ and accountants’ fees) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). Notwithstanding the foregoing, in the event that either party commences a legal proceeding in connection with enforcing its rights under this Agreement, and it is the prevailing party in any such legal proceeding, the other party shall be responsible for all reasonable costs and expenses (including legal fees) incurred by such prevailing party.

10.2         Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any right or obligations of any person under or by reason of this Agreement.

10.3         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.3).

10.4         Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

10.5         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.6         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.4(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.7         Entire Agreement. This Agreement and the ancillary documents to be delivered herewith constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the ancillary documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

10.8         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect affiliates.

10.9         No Third-party Beneficiaries. Except as provided in Article 7, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.10       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF FOUNTAIN VALLEY AND COUNTY OF ORANGE AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

10.11       Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.12       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of January 1, 2019.

BUYER:

MIT ACQUISITION CO. LLC

By:	/s/ Glenn Sherman
Its:	President & CEO

SELLER:

Caddy Products, Inc.

By:	/s/ Scott L. Anderson
Its:	CFO

SHAREHOLDER:

/s/ Natalie Dawson
Natalie Dawson, as the Special Administrator of the Estate of Peter Bergin

MIT:

Moving iMage Technologies, LLC

By:	/s/ Glenn Sherman
Its:	President & CEO

ASSET PURCHASE AGREEMENT

EXHIBITS

Exhibit A-1	Indemnity Promissory Note
Exhibit A-2	Adjustment Payment Promissory Note
Exhibit A-3	Closing Promissory Note
Exhibit A-4	Balance Promissory Note
Exhibit A-5	Buyer Security Agreement
Exhibit A-6	Personal Guaranty
Exhibit A-7	MiT Security Agreement
Exhibit B	Bill of Sale
Exhibit C	Assignment and Assumption Agreement

Exhibit A-1

INDEMNITY PROMISSORY NOTE

$200,00.00	Dated effective January 1, 2019
Palm Desert, CA

FOR VALUE RECEIVED, the undersigned, MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of Caddy Products, Inc., a California corporation (“Holder”), the principal amount of Two Hundred Thousand and No/100ths Dollars ($200,000.00), payable as follows:

(a)           a single payment of accrued interest only, due and payable on September 1, 2019 for the period commencing on the date hereof and ending on August 1, 2019;

(b)           consecutive equal monthly installments of $2,453.05 each, such installments shall be due and payable on the first day of each calendar month, commencing on September 1, 2019, and continuing through, to and including July 1, 2024; provided, however, that: (i) because the principal balance of this Note accrues interest at a variable rate, the above installment amount has been calculated as of the date hereof as the amount necessary to amortize the original principal balance hereof accruing interest at the interest rate in effect on the date hereof over a hypothetical 120 consecutive month amortization period, commencing on August 1, 2019. The amount of each subsequent monthly principal and interest payment shall be adjusted (rounded to the nearest $0.01) on the first day of each calendar quarter, commencing October 1, 2019 (each such date being an “Adjustment Date”), to be equal to the amount necessary to fully amortize the then outstanding principal balance of this Note accruing interest thereon at the Interest Rate (hereinafter defined) in effect on such Adjustment Date over the unexpired portion of the original hypothetical 120 months after giving effect to any reduction in the principal amount hereof in accordance with Section 7.2(f) of the Purchase Agreement hereinafter described; and

(c)           a final installment equal to the entire remaining principal balance hereof and accrued interest hereon shall be due and payable on August 1, 2024.

The Maker promises to pay interest on the unpaid principal amount hereof for each day from and including the date hereof until maturity at a fluctuating annual rate (the “Interest Rate”) equal to 2.75% (such percentage being the “Interest Rate Margin”) per annum above the Prime Rate of Interest (hereinafter defined). Notwithstanding the foregoing, the Interest Rate Margin shall increase by 1.00% on the January 1, 2020 Adjustment Date (e.g. the Interest Rate Margin on January 1, 2020 shall be 3.75%) and on every other subsequent Adjustment Date, thereafter (for the sake of clarity, meaning the Interest Rate Margin would so increase twice in any twelve month period) . Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed.

The term “Prime Rate of Interest” shall mean the prime rate of interest published on the business day that immediately precedes each Adjustment Date in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish the Prime Rate of Interest, then the term “Prime Rate of Interest” shall mean the rate of interest publicly announced by Wells Fargo Bank, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate. Interest shall be due and payable on the principal and interest installment payment dates described above and at the maturity hereof. The Prime Rate of Interest currently is 5.50% per annum resulting in an initial Interest Rate of 8.25%, which rate shall remain in effect until the next Adjustment Date on which there is a change in the Prime Rate of Interest.

1

Exhibit A-1

Any overdue principal shall bear interest at the higher of (i) the Interest Rate or (ii) the rate of 12% per annum, payable on demand, for each day until paid. All payments of principal and interest hereunder shall be made in lawful money of the United States in immediately available funds to such bank account or accounts as the Holder may hereafter notify the Maker in writing.

The principal amount due hereunder is subject to reduction pursuant to Section 7.2(f) of the Asset Purchase Agreement.

The Maker shall have the right to prepay the whole or any part of the unpaid principal or interest hereon at any time without premium or penalty. Both principal and interest are payable in lawful money of the United States of America to the Holder at Desert Caddy Shack, c/o Natalie Dawson, 41704 Pescara St., Indio, CA 92203 (or other location specified by the Holder) in immediately available funds.

If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)           any indebtedness under this Note (or any of the Adjustment Payment Promissory Note, the Balance Promissory Note or the Closing Promissory Note, as those terms are defined in the Asset Purchase Agreement) is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of five (5) days after the due date thereof – provided, however, that a pending claim for indemnity further to Article VII of the Asset Purchase Agreement by Maker against Holder which results in any indebtedness due hereunder being delayed shall not be deemed an Event of Default hereunder unless such unpaid indebtedness remains unpaid for a period of five (5) days after that date upon which there is a determination of a payment due or not due, as the case may be, by Holder to Maker further to Article VII of the Asset Purchase Agreement;

(b)           the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

2

Exhibit A-1

(c)           an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Maker under the Federal bankruptcy laws as now or hereafter in effect;

then, and in the case of each such Event of Default, the Holder may, without notice to the Maker, declare the Note (together with accrued interest thereon) to be, and the Note (together with such interest) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

Maker and Holder agree that no payment of interest or other consideration made or agreed to be made by Maker to Holder pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by applicable law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Holder to Maker, and Maker hereby agrees to accept such remittance. This provision shall control every other obligation of the Maker and Holder relating to this Note.

No failure or delay by the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Holder and the Maker.

This Note shall be binding upon the Maker and shall inure to the benefit of the Holder, and each of their permitted successors and assigns, except that neither the Holder nor the Maker may transfer or assign any of its rights or obligations hereunder without prior written consent of the other.

Upon the occurrence of an Event of Default, Maker agrees to pay the reasonable attorneys’ fees and legal expenses incurred by the Holder in the exercise of any right or remedy available to it under this Note, whether or not an action is commenced by Holder.

This Note is secured by: (i) those assets of Holder purchased by Maker further to the Asset Purchase Agreement in accordance with that certain Buyer Security Agreement by and between Maker and Holder dated effective as of even date herewith; (ii) those assets of Moving iMage Technologies, LLC, a Delaware limited liability company (“MiT”) further to the Asset Purchase Agreement in accordance with that certain MiT Security Agreement by and MiT and Holder dated effective as of even date herewith; and (iii) the personal guaranty of Philip L. Rafnson, an individual resident of the State of Minnesota, further to the Asset Purchase Agreement in accordance with that certain Guaranty by and between Holder and Philip L. Rafnson dated effective as of even date herewith.

3

Exhibit A-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

MAKER:

MIT ACQUISITION CO. LLC

By:
Its:

4

Exhibit A-2

ADJUSTMENT PAYMENT PROMISSORY NOTE

$300,00.00	Dated effective January 1, 2019
Palm Desert, CA

FOR VALUE RECEIVED, the undersigned, MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of Caddy Products, Inc., a California corporation (“Holder”), the principal amount of Three Hundred Thousand and No/100ths Dollars ($300,000.00). The principal amount due under this Note shall also be known as the “Adjusted Escrow Amount”.

If the aggregate gross margin of total revenues from the sale by Maker of those products which are part of the Holder’s current product catalogue as set forth on Schedule 4.23 of that certain the Asset Purchase Agreement of even date herewith by and among Maker, Holder and the Estate of Peter Bergin (the “Asset Purchase Agreement”, as calculated using the same accounting methods as used by Holder in its 2015, 2016 and 2017 financial statements (the “Gross Margin”), exceeds $1,036,398 (the “Target”) for the twelve (12) month period beginning on July 1, 2019 and continuing through June 30, 2020 (the “Adjustment Period”), then Holder will be entitled to the entire Adjustment Escrow Amount. If the Gross Margin during the Adjustment Period is 85% or less of the Target (the “Floor”), then the Adjustment Escrow Amount will be $0.00. If the Gross Margin during the Adjustment Period is between the Target and the Floor, then the Adjustment Escrow Amount will be determined in accordance with the following schedule:

(i) If Gross Margin is between	(ii) Adjustment Escrow Amount
(iii) $880,939 to $912,030	(iv) $50,000
(v) $912,031 to $943,122	(vi) $100,000
(vii) $943,123 to $974,214	(viii) $150,000
(ix) $974,215 to $1,005,306	(x) $200,000
(xi) $1,005,037 to $1,036,397	(xii) $250,000

The Maker promises to pay interest on the unpaid principal amount hereof for each day from and including the date hereof until maturity at a fluctuating annual rate (the “Interest Rate”) equal to 2.75% (such percentage being the “Interest Rate Margin”) per annum above the Prime Rate of Interest (hereinafter defined). Notwithstanding the foregoing, the Interest Rate Margin shall increase by 1.00% on the January 1, 2021 Adjustment Date (e.g. the Interest Rate Margin on January 1, 2021 shall be 3.75%) and on every other subsequent Adjustment Date, thereafter (for the sake of clarity, meaning the Interest Rate Margin would so increase twice in any twelve month period) . Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed.

1

Exhibit A-2

The term “Prime Rate of Interest” shall mean the prime rate of interest published on the business day that immediately precedes each Adjustment Date in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish the Prime Rate of Interest, then the term “Prime Rate of Interest” shall mean the rate of interest publicly announced by Wells Fargo Bank, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate. Interest shall be due and payable on the principal and interest installment payment dates described above and at the maturity hereof. The Prime Rate of Interest currently is 5.50% per annum resulting in an initial Interest Rate of 8.25%, which rate shall remain in effect until the next Adjustment Date on which there is a change in the Prime Rate of Interest.

Maker shall make equal payments of principal and interest based upon the Adjusted Escrow Amount beginning on the date upon which Buyer delivers to Seller the Adjustment Calculation (the “Determination Date”) and continuing in equal monthly installments of principal and interest thereafter based over a hypothetical 120 consecutive month amortization period; provided, however, that because the principal balance of this Note accrues interest at a variable rate, the initial monthly payments calculated hereunder shall be calculated as of the Determination Date as the amount necessary to amortize the original principal balance hereof accruing interest at the interest rate in effect on the Determination Date over a hypothetical 120 consecutive month amortization period, commencing on September 1, 2020. The amount of each subsequent monthly principal and interest payment shall be adjusted (rounded to the nearest $0.01) on the first day of each calendar quarter, commencing October 1, 2020 (each such date being an “Adjustment Date”), to be equal to the amount necessary to fully amortize the then outstanding principal balance of this Note accruing interest thereon at the Interest Rate (hereinafter defined) in effect on such Adjustment Date over the unexpired portion of the original hypothetical 120 months.

Any overdue principal shall bear interest at the higher of (i) the Interest Rate or (ii) the rate of 12% per annum, payable on demand, for each day until paid. All payments of principal and interest hereunder shall be made in lawful money of the United States in immediately available funds to such bank account or accounts as the Holder may hereafter notify the Maker in writing.

The Maker shall have the right to prepay the whole or any part of the unpaid principal or interest hereon at any time without premium or penalty. Both principal and interest are payable in lawful money of the United States of America to the Holder at Desert Caddy Shack, c/o Natalie Dawson, 41704 Pescara St., Indio, CA 92203 (or other location specified by the Holder) in immediately available funds.

2

Exhibit A-2

To the extent that there is a payment due to Maker further to Section 2.2(b)(i) of the Asset Purchase Agreement, amounts owing under this Note shall be offset by the amount of such payment, which offset shall accordingly and automatically reduce the principal amount of this Note. Any remaining balance of the Note shall be due and payable within five (5) business days of final determination of an Adjustment Payment (as that term is defined in the Asset Purchase Agreement) as set forth in Section 2.2(b)(v) of the Asset Purchase Agreement.

If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)           any indebtedness under this Note (or any of the Balance Promissory Note, the Indemnity Promissory Note, or the Closing Promissory Note as those terms are defined in the Asset Purchase Agreement) is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of five (5) days after the due date thereof;

(b)           the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(c)           an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Maker under the Federal bankruptcy laws as now or hereafter in effect;

then, and in the case of each such Event of Default, the Holder may, without notice to the Maker, declare the Note to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

Maker and Holder agree that no payment of interest or other consideration made or agreed to be made by Maker to Holder pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by applicable law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Holder to Maker, and Maker hereby agrees to accept such remittance. This provision shall control every other obligation of the Maker and Holder relating to this Note.

3

Exhibit A-2

No failure or delay by the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Holder and the Maker.

This Note shall be binding upon the Maker and shall inure to the benefit of the Holder, and each of their permitted successors and assigns, except that neither the Holder nor the Maker may transfer or assign any of its rights or obligations hereunder without prior written consent of the other.

Upon the occurrence of an Event of Default, Maker agrees to pay the reasonable attorneys’ fees and legal expenses incurred by the Holder in the exercise of any right or remedy available to it under this Note, whether or not an action is commenced by Holder.

This Note is secured by: (i) those assets of Holder purchased by Maker further to the Asset Purchase Agreement in accordance with that certain Buyer Security Agreement by and between Maker and Holder dated effective as of even date herewith; and (ii) those assets of Moving iMage Technologies, LLC, a Delaware limited liability company (“MiT”) further to the Asset Purchase Agreement in accordance with that certain MiT Security Agreement by and MiT and Holder dated effective as of even date herewith.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

MAKER:

MIT ACQUISITION CO. LLC

By:
Its:

4

Exhibit A-3

CLOSING PROMISSORY NOTE

$377,129.00	Dated effective January 1, 2019
Palm Desert, CA

FOR VALUE RECEIVED, the undersigned, MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of Caddy Products, Inc., a California corporation (“Holder”), the principal amount of Three Hundred Seventy Seven Thousand One Hundred Twenty Nine and No/100ths Dollars ($377,129.00), subject to further adjustment as set forth below.

The Maker promises to pay interest on the unpaid principal amount hereof for each day from and including the date hereof until maturity at a fluctuating annual rate (the “Interest Rate”) equal to 2.75% per annum above the Prime Rate of Interest (hereinafter defined). Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed. Notwithstanding the foregoing, the Interest Rate shall increase 3.75% over the Prime Rate of Interest beginning on January 1, 2020.

The term “Prime Rate of Interest” shall mean the prime rate of interest published on the business day that immediately precedes each Adjustment Date in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish the Prime Rate of Interest, then the term “Prime Rate of Interest” shall mean the rate of interest publicly announced by Wells Fargo Bank, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate. Interest shall be due and payable on the principal and interest installment payment dates described above and at the maturity hereof. The Prime Rate of Interest currently is 5.50% per annum resulting in an initial Interest Rate of 8.25%, which rate shall remain in effect until the next Adjustment Date on which there is a change in the Prime Rate of Interest.

The entire principal amount plus any interest accrued thereon shall be due and payable on or prior to October 24, 2019 (the “Initial Maturity Date”). In the event that the entire principal amount plus any interest accrued thereon is not paid to Holder on or prior to the Initial Maturity Date, the term of this note shall be extended for an additional six months, and the then-outstanding principal balance of the Note shall automatically increase by $25,000 on the day following the Initial Maturity Date. Notwithstanding the foregoing, the entire principal amount plus any interest accrued thereon shall be due and payable on or prior to April 25, 2020 with no further extensions thereof.

Any overdue principal shall bear interest at the higher of (i) the Interest Rate or (ii) the rate of 12% per annum, payable on demand, for each day until paid. All payments of principal and interest hereunder shall be made in lawful money of the United States in immediately available funds to such bank account or accounts as the Holder may hereafter notify the Maker in writing.

5

Exhibit A-3

The Maker shall have the right to prepay the whole or any part of the unpaid principal or interest hereon at any time without premium or penalty. Both principal and interest are payable in lawful money of the United States of America to the Holder at Desert Caddy Shack, c/o Natalie Dawson, 41704 Pescara St., Indio, CA 92203 (or other location specified by the Holder) in immediately available funds.

If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)           any indebtedness under this Note (or any of the Indemnity Promissory Note, the Balance Promissory Note or the Adjustment Payment Promissory Note, as those terms are defined in the Asset Purchase Agreement) is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of five (5) days after the due date thereof;

(b)           the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(c)           an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Maker under the Federal bankruptcy laws as now or hereafter in effect.

then, and in the case of each such Event of Default, the Holder may, without notice to the Maker, declare the Note (together with accrued interest thereon) to be, and the Note (together with such interest) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

Maker and Holder agree that no payment of interest or other consideration made or agreed to be made by Maker to Holder pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by applicable law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Holder to Maker, and Maker hereby agrees to accept such remittance. This provision shall control every other obligation of the Maker and Holder relating to this Note.

6

Exhibit A-3

No failure or delay by the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Holder and the Maker.

This Note shall be binding upon the Maker, its permitted successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns except that the Maker may not transfer or assign any of its rights or obligations hereunder without prior written consent of the Holder. The Maker further agrees that it will not assert any setoff or counterclaim with respect to this Note in connection with any assertion of rights by the Holder or any of its affiliates.

Upon the occurrence of an Event of Default, Maker agrees to pay the reasonable attorneys’ fees and legal expenses incurred by the Holder in the exercise of any right or remedy available to it under this Note, whether or not an action is commenced by Holder.

This Note is secured by: (i) those assets of Holder purchased by Maker further to the Asset Purchase Agreement in accordance with that certain Buyer Security Agreement by and between Maker and Holder dated effective as of even date herewith; (ii) those assets of Moving iMage Technologies, LLC, a Delaware limited liability company (“MiT”) further to the Asset Purchase Agreement in accordance with that certain MiT Security Agreement by and MiT and Holder dated effective as of even date herewith; and (iii) the personal guaranty of Philip L. Rafnson, an individual resident of the State of Minnesota, further to the Asset Purchase Agreement in accordance with that certain Guaranty by and between Holder and Philip L. Rafnson dated effective as of even date herewith.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

MAKER:

MIT ACQUISITION CO. LLC

By:
Its:

7

Exhibit A-4

BALANCE PROMISSORY NOTE

$1,177,770.00	Dated effective January 1, 2019
Palm Desert, CA

FOR VALUE RECEIVED, the undersigned, MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of Caddy Products, Inc., a California corporation (“Holder”), the principal amount of One Million One Hundred Seventy Thousand Seven Hundred Seventy Seven and No/100ths Dollars ($1,177,770.00), payable as follows:

(a)           a single payment of accrued interest only, due and payable on September 1, 2019 for the period commencing on the date hereof and ending on August 1, 2019;

(b)           consecutive equal monthly installments of $15,155.36 each, such installments shall be due and payable on the first day of each calendar month, commencing on September 1, 2019, and continuing through, to and including July 1, 2024; provided, however, that: (i) because the principal balance of this Note accrues interest at a variable rate, the above installment amount has been calculated as of the date hereof as the amount necessary to amortize the original principal balance hereof accruing interest at the interest rate in effect on the date hereof over a hypothetical 120 consecutive month amortization period, commencing on August 1, 2019. The amount of each subsequent monthly principal and interest payment shall be adjusted (rounded to the nearest $0.01) on the first day of each calendar quarter, commencing October 1, 2019 (each such date being an “Adjustment Date”), to be equal to the amount necessary to fully amortize the then outstanding principal balance of this Note accruing interest thereon at the Interest Rate (hereinafter defined) in effect on such Adjustment Date over the unexpired portion of the original hypothetical 120 months; and

(c)           a final installment equal to the entire remaining principal balance hereof and accrued interest hereon shall be due and payable on August 1, 2024.

The Maker promises to pay interest on the unpaid principal amount hereof for each day from and including the date hereof until maturity at a fluctuating annual rate (the “Interest Rate”) equal to 2.75% (such percentage being the “Interest Rate Margin”) per annum above the Prime Rate of Interest (hereinafter defined). Notwithstanding the foregoing, the Interest Rate Margin shall increase by 1.00% on the January 1, 2020 Adjustment Date (e.g. the Interest Rate Margin on January 1, 2020 shall be 3.75%) and on every other subsequent Adjustment Date, thereafter (for the sake of clarity, meaning the Interest Rate Margin would so increase twice in any twelve month period) . Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed.

The term “Prime Rate of Interest” shall mean the prime rate of interest published on the business day that immediately precedes each Adjustment Date in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish the Prime Rate of Interest, then the term “Prime Rate of Interest” shall mean the rate of interest publicly announced by Wells Fargo Bank, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate. Interest shall be due and payable on the principal and interest installment payment dates described above and at the maturity hereof. The Prime Rate of Interest currently is 5.50% per annum resulting in an initial Interest Rate of 8.25%, which rate shall remain in effect until the next Adjustment Date on which there is a change in the Prime Rate of Interest.

1

Exhibit A-4

Any overdue principal shall bear interest at the higher of (i) the Interest Rate or (ii) the rate of 12% per annum, payable on demand, for each day until paid. All payments of principal and interest hereunder shall be made in lawful money of the United States in immediately available funds to such bank account or accounts as the Holder may hereafter notify the Maker in writing.

The Maker shall have the right to prepay the whole or any part of the unpaid principal or interest hereon at any time without premium or penalty. Both principal and interest are payable in lawful money of the United States of America to the Holder at Desert Caddy Shack, c/o Natalie Dawson, 41704 Pescara St., Indio, CA 92203 (or other location specified by the Holder) in immediately available funds.

If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(a)           any indebtedness under this Note (or any of the Indemnity Promissory Note, the Closing Promissory Note or the Adjustment Payment Promissory Note, as those terms are defined in the Asset Purchase Agreement) is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of five (5) days after the due date thereof;

(b)           the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(c)           an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Maker under the Federal bankruptcy laws as now or hereafter in effect.

2

Exhibit A-4

then, and in the case of each such Event of Default, the Holder may, without notice to the Maker, declare the Note (together with accrued interest thereon) to be, and the Note (together with such interest) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker.

Maker and Holder agree that no payment of interest or other consideration made or agreed to be made by Maker to Holder pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by applicable law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Holder to Maker, and Maker hereby agrees to accept such remittance. This provision shall control every other obligation of the Maker and Holder relating to this Note.

No failure or delay by the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Holder and the Maker.

This Note shall be binding upon the Maker, its permitted successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns except that the Maker may not transfer or assign any of its rights or obligations hereunder without prior written consent of the Holder. The Maker further agrees that it will not assert any setoff or counterclaim with respect to this Note in connection with any assertion of rights by the Holder or any of its affiliates.

Upon the occurrence of an Event of Default, Maker agrees to pay the reasonable attorneys’ fees and legal expenses incurred by the Holder in the exercise of any right or remedy available to it under this Note, whether or not an action is commenced by Holder.

This Note is secured by: (i) those assets of Holder purchased by Maker further to the Asset Purchase Agreement in accordance with that certain Buyer Security Agreement by and between Maker and Holder dated effective as of even date herewith; (ii) those assets of Moving iMage Technologies, LLC, a Delaware limited liability company (“MiT”) further to the Asset Purchase Agreement in accordance with that certain MiT Security Agreement by and MiT and Holder dated effective as of even date herewith; and (iii) the personal guaranty of Philip L. Rafnson, an individual resident of the State of Minnesota, further to the Asset Purchase Agreement in accordance with that certain Guaranty by and between Holder and Philip L. Rafnson dated effective as of even date herewith.

3

Exhibit A-4

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

MAKER:

MIT ACQUISITION CO. LLC

By:
Its:

4

Exhibit A-5

BUYER SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is dated effective as of the 1st day of January, 2019, by MIT Acquisition Co. LLC, a Delaware limited liability company (“Debtor”), in favor of Caddy Products, Inc., a California corporation (“Secured Party” and together with Debtor, the “Parties”, and each, a “Party”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement, dated as of January 1, 2019, by and among the Parties, Moving iMage Technologies, LLC, a Delaware limited liability company, and the Estate of Peter Bergin (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, Debtor has agreed, among other things, to grant Secured Party a security interest in the Assets; and

WHEREAS, this Security Agreement is being executed and delivered pursuant to Section 3.2(c) and Section 3.3(a)(iv) of the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties as follows:

1.            Security. As and for security for the payment of the amounts set forth in (a) a secured promissory note, in the original principal amount of $200,000, in substantially the form of Exhibit A-1 to the Purchase Agreement (the “Indemnity Promissory Note”); (b) a secured promissory note, in the original principal amount of $300,000, in substantially the form of Exhibit A-2 to the Purchase Agreement (the “Adjustment Payment Promissory Note”; (c) a secured promissory note, in the original principal amount of $377,129, in substantially the form of Exhibit A-3 to the Purchase Agreement (the “Closing Promissory Note”); and (d) a secured promissory note, in the original principal amount of $1,177,770, in substantially the form of Exhibit A-4 to the Purchase Agreement (the “Balance Promissory Note”; and together with the Indemnity Promissory Note, Adjustment Payment Promissory Note and the Closing Promissory Note being sometimes collectively referred to herein as the “Seller Notes”), Debtor hereby pledges and grants a security interest to the Secured Party in all of its personal property assets (including, but not limited to, fixtures, equipment, trade fixtures, vehicles, machines, trailers, tools, inventory, products, accounts receivable, business machines, furniture, computers, shelving and related assets), together with all proceeds (including, without limitation, insurance proceeds) from the sale or other disposition of such collateral (hereinafter referred to as the “Collateral”).

Debtor shall have the right to the use of the Collateral in any lawful manner consistent with this Agreement, until a default occurs. Debtor shall also have the right to sell the Collateral and use the proceeds in the ordinary course of its business, so long as it is not in default hereunder.

1

Exhibit A-5

2.            Debtor Covenants. Debtor hereby warrants and covenants as follows:

(a)	Debtor hereby authorizes the Secured Party to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Secured Party may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the Uniform Commercial Code;

(b)	Debtor will keep the Collateral in good order and will not waste or destroy the Collateral or any part thereof;

(c)	Debtor will keep and maintain the Collateral in good condition, will at all times keep the Collateral insured against loss, damage, or other risk, and shall cause Secured Party to be named as lender loss payee on each such policy of insurance;

(d)	The Collateral is or will be kept at the locations set forth on Schedule A attached hereto, and will not be removed from such locations, other than in the ordinary course of its business unless, prior to any such removal, Debtor has given written notice to the Secured Party of the location or locations to which Debtor desires to remove the same;

(e)	Debtor will promptly notify Secured Party of any material loss or material damage to the Collateral; and

(f)	Debtor has full power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and subject the Collateral to the security interest created hereby; Debtor will pay all fees, assessments, charges or taxes arising with respect to the Collateral.

3.            Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions:

(a)	Any “event of default” as separately defined in the each of the Seller Notes, a default of Debtor in its obligations, warranties, covenants and agreements contained in this Agreement, or a material default in Debtor’s obligations under the Purchase Agreement;

(b)	The dissolution, consolidation, or merger, or transfer of a substantial part of the property of Debtor;

(c)	The conveyance, sale, lease, license, assignment, transfer, or other disposition of all or substantially all of the Collateral, whether in a single transaction or a series of transactions;

2

Exhibit A-5

(d)	Loss, theft, substantial damage, or destruction to a substantial portion of the Collateral, which loss, theft, damage or destruction of the Collateral is not covered by insurance;

(e)	Entry of judgment against Debtor that remains unsatisfied in excess of sixty (60) days, and attachment, sale, or encumbrance of any of the Collateral;

(f)	The appointment of a receiver for any part of the property of the Debtor, including the Collateral, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency statutes by or against the Debtor, which proceedings are not dismissed with sixty (60) days; and

(g)	Provided, however, Debtor shall not be deemed in default under Subsections (c)-(f) herein if such defaults by Debtor have been remedied by Debtor within thirty (30) days following written notice thereof by the Secured Party to Debtor, and in the event remedies for non-monetary/payment defaults cannot reasonably be undertaken within thirty (30) days, Debtor shall be entitled to sufficient time as reasonably necessary to remedy the default as long as Debtor is reasonably and verifiably acting to cure such default.

4.            Remedies. Upon a default, each of the Seller Notes or any other obligations of the Debtor to Secured Party, may, at the option of the Secured Party, and without demand or notice of any kind, be declared, and thereupon shall immediately become due and payable in full. Secured Party shall then have the remedies of a secured party under the Uniform Commercial Code, including without limitation thereto, the right to take possession of the Collateral summarily, and for that purpose, Secured Party may enter upon the premises on which the Collateral or any part thereof may be situated and take possession of the same, and acquire the property. Secured Party may require Debtor to assemble at Debtor’s expense, all the Collateral at a convenient place acceptable to Secured Party. Secured Party will give Debtor at least thirty (30) days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. Such notice shall be deemed reasonably and properly given. Further, upon a default, Secured Party may notify any account debtor or other entity obligated to make payment of any amount due Debtor, that such account or right to payment has been assigned to Secured Party and shall be paid directly to Secured Party. Secured Party shall be entitled to the recovery of its reasonable attorney fees and costs incurred in enforcing its rights under this Agreement.

5.            Notice. Any notice from Secured Party to the Debtor, if mailed, shall be deemed given when dispatched by U.S. certified mail, postage prepaid and properly addressed to Debtor at Debtor’s then existing business address.

6.            Waiver. No delay on the part of the Secured Party in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

3

Exhibit A-5

7.            Governing Law. This Agreement shall be governed by the laws of the State of California, with any dispute venued or heard in the State of California.

8.            Severability and Construction. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.            Assigns. The parties’ rights under this Agreement shall not be assigned unless agreed in writing between the parties, such consent not to be unreasonably withheld. The rights and privileges of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all the obligations of the Debtor shall bind their successors and assigns.

10.          Entire Agreement. This Agreement, the Seller Notes, the Purchase Agreement and documents/exhibits referenced therein constitute the entire agreement between the parties with respect to the specific subject matter hereof. No amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties.

[Signature Page Follows.]

4

Exhibit A-5

IN WITNESS WHEREOF, the Secured Party and Debtor acknowledge receipt of this Agreement and have executed this Agreement as of the date first above written.

DEBTOR:

MIT Acquisition Co. LLC

By:
Its:

SECURED PARTY:

CADDY PRODUCTS, INC.

By:
Its:

[Signature Page to Security Agreement]

Exhibit A-5

SCHEDULE A TO SECURITY AGREEMENT

LOCATIONS

1.

Exhibit A-6

GUARANTY

THIS GUARANTY, dated as of ____________, 2019, is executed by PHILIP L. RAFNSON, an individual residing in the State of Minnesota (the “Guarantor”), in favor of Caddy Products, Inc., a California corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, Moving iMage Technologies, LLC, a Delaware limited liability company (the “Borrower”), as “Buyer”, Lender, as “Seller”, and the Estate of Peter Bergin, as “Shareholder” have entered into that certain Asset Purchase Agreement dated as of the date hereof (as amended, modified, extended, replaced or restated from time to time, the “Purchase Agreement”; terms used but not defined herein are used herein as defined in the Purchase Agreement), pursuant to which the Buyer has agreed to purchase substantially all of the assets of Seller;

WHEREAS, Lender has agreed to accept, as payment of a portion of the Purchase Price, (a) a secured promissory note, in the original principal amount of $200,000, in substantially the form of Exhibit A-1 to the Purchase Agreement (the “Indemnity Promissory Note”); (b) a secured promissory note, in the original principal amount of $300,000, in substantially the form of Exhibit A-2 to the Purchase Agreement (the “Adjustment Payment Promissory Note”; (c) a secured promissory note, in the original principal amount of $377,129, in substantially the form of Exhibit A-3 to the Purchase Agreement (the “Closing Promissory Note”); and (d) a secured promissory note, in the original principal amount of $1,177,770, in substantially the form of Exhibit A-4 to the Purchase Agreement (the “Balance Promissory Note”; and together with the Indemnity Promissory Note, Adjustment Payment Promissory Note and the Closing Promissory Note being sometimes collectively referred to herein as the “Seller Notes”);

WHEREAS, Guarantor is the holder, directly or indirectly, of a portion of the membership interests in Borrower and Guarantor expects to derive substantial direct and indirect benefits from the consummation of the transactions described in the Purchase Agreement; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty to Lender is a condition precedent to the Closing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender to enter into the Purchase Agreement and accept the Seller Notes as a portion of the Purchase Price, the Guarantor, for himself, his successors and assigns, hereby absolutely and unconditionally guarantees to the Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of indebtedness then outstanding under the Seller Notes (such debt being hereinafter referred to as the “Indebtedness”).

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Exhibit A-6

The Guarantor further acknowledges and agrees with the Lender that:

1.             No act or thing need occur to establish the obligations of the Guarantor hereunder, and no act or thing except full payment and discharge of the Indebtedness shall in any way exonerate the Guarantor or modify, reduce, limit or release the obligations of the Guarantor hereunder.

2.             This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor until all Indebtedness is paid in full.

3.             The Guarantor hereby waives any right of contribution, reimbursement, recourse or subrogation available to the Guarantor against the Borrower, any other person liable to payment of the Indebtedness, or as to any collateral security therefor, until the Indebtedness has been paid in full.

4.             Whether or not any existing relationship between the Guarantor and Borrower has been changed or ended and whether or not this guaranty has been revoked, the Lender may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of Indebtedness, without any consent or approval by the Guarantor and without any notice to the Guarantor. The liability of the Guarantor shall not be affected or impaired by any of the following acts or things: (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver or forbearance granted to Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Indebtedness; (v) any discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; or any modification, substitution, discharge, impairment, or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any Indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon Indebtedness; (x) any election by the Lender under § 1111(b)(2) of the United States Bankruptcy Code.

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Exhibit A-6

5.             The Guarantor waives any and all defenses and claims of Borrower, or any other obligor pertaining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or to any other person liable for any Indebtedness. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

6.             The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of the Seller Notes or any other instrument evidencing Indebtedness.

7.             If any payment applied by the Lender to Indebtedness is thereafter set aside. recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

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Exhibit A-6

8.             The Guarantor acknowledges and agrees that the Lender (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to the Guarantor for, and (c) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Borrower or any guarantor. The Guarantor has independently determined the creditworthiness of the Borrower and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Lender continue to make such determinations.

9.             This guaranty shall be binding upon the Guarantor and Guarantor’s successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. The obligations of Guarantor under this guaranty shall be enforceable in all events against Guarantor, its successors and assigns, and each of them, jointly and severally, and shall be enforceable in the event of the death of a Guarantor, as a claim against his estate or otherwise against the representatives of his estate, his heirs-at-law, the devisees and beneficiaries of his total estate and each of them. The use of any gender herein shall include all other genders. Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Lender. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF

10.           The Guarantor waives notice of the Lender's acceptance hereof.

11.           AT THE OPTION OF THE LENDER, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, THE LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

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Exhibit A-6

12.          Wherever possible, each provision of this guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of the Guarantor's liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

13.           EACH OF THE GUARANTOR AND LENDER, BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Exhibit A-6

IN WITNESS WHEREOF, this guaranty has been duly executed by the Guarantor to be effective as of the as of the day and year first above written.

Philip L. Rafnson

Guarantor Address:

Exhibit A-7

MiT SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is dated effective as of the 1st day of January, 2019, by Moving iMage Technologies, LLC, a Delaware limited liability company (“Debtor”), in favor of Caddy Products, Inc., a California corporation (“Secured Party” and together with Debtor, the “Parties”, and each, a “Party”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement, dated as of January 1, 2019, by and among the Parties, MIT Acquisition Co. LLC, a Delaware limited liability company, and the Estate of Peter Bergin (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, Debtor has agreed, among other things, to grant Secured Party a security interest in the Assets; and

WHEREAS, this Security Agreement is being executed and delivered pursuant to Section 3.2(c) and Section 3.4 of the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties as follows:

1.            Security. As and for security for the payment of the amounts set forth in (a) a secured promissory note, in the original principal amount of $200,000, in substantially the form of Exhibit A-1 to the Purchase Agreement (the “Indemnity Promissory Note”); (b) a secured promissory note, in the original principal amount of $300,000, in substantially the form of Exhibit A-2 to the Purchase Agreement (the “Adjustment Payment Promissory Note”; (c) a secured promissory note, in the original principal amount of $377,129, in substantially the form of Exhibit A-3 to the Purchase Agreement (the “Closing Promissory Note”); and (d) a secured promissory note, in the original principal amount of $1,177,770, in substantially the form of Exhibit A-4 to the Purchase Agreement (the “Balance Promissory Note”; and together with the Indemnity Promissory Note, Adjustment Payment Promissory Note and the Closing Promissory Note being sometimes collectively referred to herein as the “Seller Notes”), Debtor hereby pledges and grants a security interest to the Secured Party in all of its personal property assets (including, but not limited to, fixtures, equipment, trade fixtures, vehicles, machines, trailers, tools, inventory, products, accounts receivable, business machines, furniture, computers, shelving and related assets), together with all proceeds (including, without limitation, insurance proceeds) from the sale or other disposition of such collateral (hereinafter referred to as the “Collateral”).

Debtor shall have the right to the use of the Collateral in any lawful manner consistent with this Agreement, until a default occurs. Debtor shall also have the right to sell the Collateral and use the proceeds in the ordinary course of its business, so long as it is not in default hereunder.

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Exhibit A-7

2.            Debtor Covenants. Debtor hereby warrants and covenants as follows:

(a)	Debtor hereby authorizes the Secured Party to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Secured Party may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the Uniform Commercial Code;

(b)	Debtor will keep the Collateral in good order and will not waste or destroy the Collateral or any part thereof;

(c)	Debtor will keep and maintain the Collateral in good condition, will at all times keep the Collateral insured against loss, damage, or other risk, and shall cause Secured Party to be named as lender loss payee on each such policy of insurance;

(d)	The Collateral is or will be kept at the locations set forth on Schedule A attached hereto, and will not be removed from such locations, other than in the ordinary course of its business unless, prior to any such removal, Debtor has given written notice to the Secured Party of the location or locations to which Debtor desires to remove the same;

(e)	Debtor will promptly notify Secured Party of any material loss or material damage to the Collateral; and

(f)	Debtor has full power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and subject the Collateral to the security interest created hereby; Debtor will pay all fees, assessments, charges or taxes arising with respect to the Collateral.

3.            Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions:

(a)	Any “event of default” as separately defined in the each of the Seller Notes, a default of Debtor in its obligations, warranties, covenants and agreements contained in this Agreement, or a material default in Debtor’s obligations under the Purchase Agreement;

(b)	The dissolution, consolidation, or merger, or transfer of a substantial part of the property of Debtor;

(c)	The conveyance, sale, lease, license, assignment, transfer, or other disposition of all or substantially all of the Collateral, whether in a single transaction or a series of transactions;

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Exhibit A-7

(d)	Loss, theft, substantial damage, or destruction to a substantial portion of the Collateral, which loss, theft, damage or destruction of the Collateral is not covered by insurance;

(e)	Entry of judgment against Debtor that remains unsatisfied in excess of sixty (60) days, and attachment, sale, or encumbrance of any of the Collateral;

(f)	The appointment of a receiver for any part of the property of the Debtor, including the Collateral, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency statutes by or against the Debtor, which proceedings are not dismissed with sixty (60) days; and

(g)	Provided, however, Debtor shall not be deemed in default under Subsections (c)-(f) herein if such defaults by Debtor have been remedied by Debtor within thirty (30) days following written notice thereof by the Secured Party to Debtor, and in the event remedies for non-monetary/payment defaults cannot reasonably be undertaken within thirty (30) days, Debtor shall be entitled to sufficient time as reasonably necessary to remedy the default as long as Debtor is reasonably and verifiably acting to cure such default.

4.            Remedies. Upon a default, each of the Seller Notes or any other obligations of the Debtor to Secured Party, may, at the option of the Secured Party, and without demand or notice of any kind, be declared, and thereupon shall immediately become due and payable in full. Secured Party shall then have the remedies of a secured party under the Uniform Commercial Code, including without limitation thereto, the right to take possession of the Collateral summarily, and for that purpose, Secured Party may enter upon the premises on which the Collateral or any part thereof may be situated and take possession of the same, and acquire the property. Secured Party may require Debtor to assemble at Debtor’s expense, all the Collateral at a convenient place acceptable to Secured Party. Secured Party will give Debtor at least thirty (30) days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. Such notice shall be deemed reasonably and properly given. Further, upon a default, Secured Party may notify any account debtor or other entity obligated to make payment of any amount due Debtor, that such account or right to payment has been assigned to Secured Party and shall be paid directly to Secured Party. Secured Party shall be entitled to the recovery of its reasonable attorney fees and costs incurred in enforcing its rights under this Agreement.

5.            Notice. Any notice from Secured Party to the Debtor, if mailed, shall be deemed given when dispatched by U.S. certified mail, postage prepaid and properly addressed to Debtor at Debtor’s then existing business address.

6.            Waiver. No delay on the part of the Secured Party in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

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Exhibit A-7

7.            Governing Law. This Agreement shall be governed by the laws of the State of California, with any dispute venued or heard in the State of California.

8.            Severability and Construction. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.            Assigns. The parties’ rights under this Agreement shall not be assigned unless agreed in writing between the parties, such consent not to be unreasonably withheld. The rights and privileges of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all the obligations of the Debtor shall bind their successors and assigns.

10.          Entire Agreement. This Agreement, the Seller Notes, the Purchase Agreement and documents/exhibits referenced therein constitute the entire agreement between the parties with respect to the specific subject matter hereof. No amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties.

[Signature Page Follows.]

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Exhibit A-7

IN WITNESS WHEREOF, the Secured Party and Debtor acknowledge receipt of this Agreement and have executed this Agreement as of the date first above written.

DEBTOR:

Moving iMage Technologies, LLC

By:
Its:

SECURED PARTY:

CADDY PRODUCTS, INC.

By:
Its:

[Signature Page to Security Agreement]

Exhibit A-7

SCHEDULE A TO SECURITY AGREEMENT

LOCATIONS

1.

[Signature Page to Security Agreement]

Exhibit B

BILL OF SALE

THIS BILL OF SALE (the “Bill of Sale”) is made effective as of January 1, 2019, by Caddy Products, Inc., a California corporation (“Seller”), in favor of MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Buyer” and together with Seller, the “Parties”, and each, a “Party”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement dated effective as of January 1, 2019, by and among the Parties and certain other parties thereto (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed, among other things, to sell to Buyer, and Buyer has agreed to purchase from Seller, the Assets; and

WHEREAS, this Bill of Sale is being executed and delivered pursuant to Section 3.2(a) of the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees as follows:

1.            Sale and Transfer of the Assets. Seller for itself and its successors and assigns hereby irrevocably sells, assigns, conveys, transfers and delivers to Buyer, its successors and assigns, to have and to hold forever, all of Seller’s rights, title and interest in, to and under the Assets, free and clear of all liens and encumbrances, other than Permitted Encumbrances, wherever located. Nothing in this Agreement shall be construed to transfer any Excluded Asset.

2.            Further Assurances. Seller for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Assets.

3.            Terms of the Purchase Agreement. The terms of the Purchase Agreement, including the representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. Nothing herein shall be construed to limit, terminate or expand any terms and conditions contained in the Purchase Agreement. In the event of any conflict or inconsistency between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern, supersede and prevail.

[Signature page follows]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the date first written above.

SELLER:

Caddy Products, Inc.

By:

Its:

Exhibit C

EXHIBIT C

assignment and assumption agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made effective as of January 1, 2019 (the “Effective Date”), by and between Caddy Products, Inc., a California corporation (“Assignor”), and MIT ACQUISITION CO. LLC, a Delaware limited liability company (“Assignee” and together with Assignor, the “Parties”, and each, a “Party”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement, dated effective as of January 1, 2019, by and among the Parties and certain other parties thereto (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed, among other things, to transfer and assign to Assignee, and Assignee desires to accept and assume from Assignor, all of Assignor’s right, title and interest in and to the Assumed Contracts; and

WHEREAS, this Assignment and Assumption Agreement is being executed and delivered pursuant to Sections 3.2(b) and 3.3(a)(i) of Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth in this Assignment and Assumption Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article 11Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assumed Contracts. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assumed Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assumed Contracts accruing on and after the Effective Date, but only to the extent that such liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing.

Article 12Terms of the Purchase Agreement. The terms of the Purchase Agreement, including the representations, warranties, covenants, agreements and indemnities relating to the Assumed Contracts, are incorporated herein by this reference. The Parties acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. Nothing herein shall be construed to limit, terminate or expand any terms and conditions contained in the Purchase Agreement. In the event of any conflict or inconsistency between the terms of this Assignment and Assumption Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern, supersede and prevail.

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Exhibit C

Article 13Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature page follows]

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Exhibit C

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement on the date first written above.

ASSIGNOR:

Caddy Products, Inc.

By:
Its:

ASSIGNEE:

MIT ACQUISITION CO. LLC

By:
Its:

[Signature Page to Assignment and Assumption Agreement]